UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) — June 4, 2010

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA	19341-0645
(Address of principal executive offices)	(Zip Code)

(610) 594-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On June 4, 2010, West Pharmaceutical Services, Inc. (“West”) established a new $225,000,000 senior revolving credit facility by entering into a Credit Agreement, dated as of June 4, 2010, between West, certain of its subsidiaries, the lenders party thereto from time to time, PNC Bank, National Association, as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Citizens Bank of Pennsylvania, as Documentation Agent, and PNC Capital Markets, LLC, as Lead Arranger (the “New Credit Agreement”).

A brief description of the terms and conditions of the New Credit Agreement material to West is contained in Item 2.03 of this Report.

The new credit facility replaced a credit facility provided under a Credit Agreement, dated as of May 17, 2004, as amended from time to time, between West, certain of its subsidiaries, the banks and financial institutions party thereto from time to time, and PNC Bank, National Association, as Agent (the “Terminated Credit Agreement”), which was terminated on June 4, 2010.  A brief description of the terms and conditions of the Terminated Credit Agreement material to West is contained in Item 1.01 of the Company’s Form 8-K filed with the Securities and Exchange Commission on March 3, 2006, and is incorporated by reference into this Report.  The Company did not incur any early termination penalties in connection with termination of the Terminated Credit Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

West and its subsidiaries began borrowing under the New Credit Agreement on June 4, 2010.  The terms of the New Credit Agreement include:

•                  A senior unsecured, multi-currency revolving credit facility of $225,000,000, with sublimits of up to $20,000,000 for swing line loans and up to $20,000,000 for the issuance of standby letters of credit;

•                  An accordion feature of up to $50,000,000, which permits the Company to request an increase in the lenders’ total commitments to an amount up to $275,000,000;

•                  A termination date of June 3, 2014;

•                  A base interest rate that is tiered based on the ratio of the Company’s senior debt to modified EBITDA, ranging from 175 to 275 basis points over LIBOR;

•                  Financial covenants by the Company prohibiting: the ratio of its total debt to its modified EBITDA from exceeding 3.5 to 1; the ratio of its EBIT to interest expense from exceeding 2.5 to 1; and the amount of outstanding priority debt from exceeding 25% of the Company’s consolidated capitalization;

•                  Customary limitations on liens securing indebtedness of the Company and its subsidiaries, asset sales, distributions and acquisitions; and

•                  Customary events of default, the occurrence of which may result in the acceleration of any outstanding loans.

West and its subsidiaries do not have recourse to any third parties to recover any amounts under the New Credit Agreement.

This summary of the terms is qualified in its entirety by reference to the New Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description

10.1

Credit Agreement, dated as of June 4, 2010, between West, certain of its subsidiaries, the lenders party thereto from time to time, PNC Bank, National Association, as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Citizens Bank of Pennsylvania, as Documentation Agent, and PNC Capital Markets, LLC, as Lead Arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III, Vice President, General
Counsel and Secretary

June 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of June 4, 2010, between West, certain of its subsidiaries, the lenders party thereto from time to time, PNC Bank, National Association, as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Citizens Bank of Pennsylvania, as Documentation Agent, and PNC Capital Markets, LLC, as Lead Arranger.